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UNITED STATES SECURITIES AND
EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
N2H2, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

January 28, 2003

Dear Shareholder:

        The Board of Directors and management of N2H2, Inc. cordially invite you to attend N2H2's 2003 annual meeting of shareholders. The meeting will be held on Thursday, March 13, 2003 at 9:00 a.m., at the Union Bank of California Building, 900 4th Avenue, 5th Floor, Seattle, Washington. In addition to the business items listed in the enclosed proxy statement, there will be a report on the company's progress and an opportunity to ask questions of general interest to you as a shareholder.

        Your vote is very important. Therefore, whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy card.

Sincerely,

Howard Philip Welt President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, March 13, 2003

To the Shareholders of N2H2, Inc.:

        Notice is hereby given that the 2003 annual meeting of shareholders of N2H2, Inc. (the "Company") will be held on Thursday, March 13, 2003 at 9:00 a.m. at the Union Bank of California Building, 900 4th Avenue, 5th Floor, Seattle, Washington for the following purposes:

  1.
  To elect two Class III directors each for a term of three years, to serve until the 2006 annual meeting of shareholders, and until their respective successors are elected and have qualified;

  2.
  To ratify the appointment of independent auditors for the Company; and

  3.
  To transact any other business which may properly come before the meeting or any adjournment thereof.

        The approximate date of mailing this proxy statement and accompanying proxy card is January 28, 2003.

        Holders of common stock at the close of business on January 10, 2003 are entitled to notice of, and to vote at, the meeting. Shareholders are cordially invited to attend the meeting in person. Please note that attendance at the annual meeting will be limited to shareholders as of the record date, or their authorized representatives, and guests of the Company.

By Order of the Board of Directors,

J. Paul Quinn Vice President, Chief Financial Officer, Secretary and Treasurer

N2H2, Inc.
900 Fourth Avenue, Suite 3600
Seattle, Washington 98164
January 28, 2003

IMPORTANT: Please fill in, date, sign and return the enclosed proxy card in the postage-paid envelope to have your shares represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your proxy card.

N2H2, INC.
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The Board of Directors of N2H2, Inc. (the "Company") is sending you this proxy statement in connection with its solicitation of proxies for use at the Company's 2003 annual meeting of shareholders to be held on Thursday, March 13, 2003, at 9:00 a.m. and at any adjournment or adjournments thereof. The Company first mailed this proxy statement to shareholders on or about January 28, 2003.

Record Date and Outstanding Shares

        Only shareholders of record on the books of the Company at the close of business on January 10, 2003 will be entitled to notice of, and to vote at, the annual meeting. On that date there were issued and outstanding 22,104,776 shares of common stock of the Company.

Solicitation and Revocability of Proxies

        Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services, although they will be reimbursed for the expenses they incur. Solicitation of proxies may be made personally or by mail, telephone, facsimile or messenger. All costs of solicitation of proxies will be paid by the Company.

        Any shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the annual meeting, at the Company's principal offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the annual meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the annual meeting will not revoke a shareholder's proxy unless the shareholder votes in person.

Quorum; Vote Required

        Shareholders are entitled to one vote for each share of common stock they hold. Under Washington law and the Company's Restated Articles of Incorporation, a majority of the outstanding shares of common stock present, in person or by proxy, constitutes a quorum for the transaction of business at the annual meeting. The directors elected at the annual meeting will be the candidates receiving the greatest number of votes present, in person or by proxy. Shareholders are not entitled to cumulate votes in electing directors.

        The proposal to ratify the appointment of the Company's independent auditors will be passed if the votes cast in favor of the proposal exceed the votes cast against it.

Effect of Abstentions

        An abstention occurs when a shareholder affirmatively instructs the vote to be withheld (for example, by checking the "abstain" or "withhold authority to vote" box on the proxy card) or when the shareholder is present at a meeting but does not cast a ballot. Abstentions are counted toward establishing a quorum. In the election of directors, abstentions have no effect because the outcome is determined by a plurality of the votes cast.

        If you properly execute and return the enclosed proxy card, your shares will be voted in accordance with the instructions you give. In the absence of instructions to the contrary, your shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the annual meeting other than those described in this proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

        If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        Two Class III directors will be elected at the annual meeting, each to hold office until the 2006 annual meeting of shareholders and until their respective successors have been elected and qualified.

        The Board of Directors has nominated Dawn Trudeau and Peter H. Nickerson for election as Class III members of the Board of Directors, to serve until the 2006 annual meeting of shareholders and until their respective successors have been elected and qualified.

        Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the election of Ms. Trudeau and Mr. Nickerson to their respective positions on the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the annual meeting either Ms. Trudeau or Mr. Nickerson is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve as a director.

        The Board unanimously recommends that you vote FOR the election of Dawn Trudeau and Peter H. Nickerson as Class III members of the Board of Directors of the Company.

        Information is provided below with respect to both our continuing directors and our nominees for the board of directors.

Name (Age)	Director Since	Principal Occupation and Business Experience for the Past Five Years
Nominees for Election of Class III Directors—Terms to Expire in 2006
Peter H. Nickerson (50)	1995
		Mr. Nickerson serves as Chairman of the Board. Mr. Nickerson is a Class III member of the Board of Directors and, if elected, will hold office until the 2006 annual meeting of shareholders and until his successor has been elected and qualified. Since 1986, Mr. Nickerson has been a principal of Nickerson & Associates, an econometric and data management consulting company. Mr. Nickerson founded N2H2 and served as CEO and President from June 1995 through May 2000. Mr. Nickerson has a Ph.D. in Economics from the University of Washington and, prior to forming N2H2 in 1995, he was a professor of economics in the Albers School of Business at Seattle University. Mr. Nickerson is married to Hollis Hill, a member of our board of directors.

Name (Age)	Director Since	Principal Occupation and Business Experience for the Past Five Years
Dawn Trudeau (45)	2002	Ms. Trudeau has served as a director of N2H2 since August of 2002. Ms. Trudeau is a Class III member of the Board of Directors and, if elected, will hold office until the 2006 annual meeting of shareholders and until her successor has been elected and qualified. Ms. Trudeau spent 14 years at Microsoft, through 1998, during which time she oversaw the launch of the highly successful Windows application, Microsoft Access, and eventually rose to the level of general manager for a variety of businesses from database and development tools to consumer applications. Since 1998, Ms. Trudeau has been a business consultant for Trudeau Consulting and a venture philanthropist. She also serves on the advisory boards of local technology companies and philanthropic organizations.
Continuing Class I Directors—Terms to Expire in 2004
Hollis R. Hill (53)	1997
		Ms. Hill has served as a director of N2H2 since October 1997. Ms. Hill, an attorney, was of counsel with the firm of Frank & Rosen from 1992 to 1997 and is presently self-employed as a trial advocacy teacher for the National Institute of Trial Advocacy and as a legal consultant for the Northwest Women's Law Center. Ms. Hill is also an adjunct faculty member at the University of Washington School of Law. Ms. Hill has a J.D. from the Northwestern University School of Law and a B.A. in independent studies from Vassar College. Ms. Hill is married to Peter Nickerson, the Chairman of the Company's Board of Directors.
Michael T. Lennon (40)	2001
		Mr. Lennon has served as a director of N2H2 since September 2001. In May 2002, he became President of Infrastrux Group, Inc., a subsidiary of Puget Energy, Inc., which is engaged in infrastructure construction activities. He has served since 2000 as co-founder, managing director and member of Lennon Smith Advisors LLC, a Seattle, Washington based investment banking firm. From 1999 to 2000, he was Managing Director of Emerge Corporation. From 1995 to 1999 Mr. Lennon was a principal with Olympic Capital Partners.

Richard R. Rowe (69)	1999
		Dr. Rowe has served as a Director of N2H2 since July 1999. Dr. Rowe founded RoweCom, Inc., now a wholey-owned subsidiary of the publicly-traded divine, inc., which provides internet-based magazine, newspaper, journal and other printed material purchasing and managing solutions. Dr. Rowe served as RoweCom's Chairman from 1994 to June 2002. He is currently Chairman and CEO of Rowe Communications, Inc. a privately held publisher in the field of information policy. Prior to founding RoweCom, he was the President and Chief Executive Officer of the Faxon Company from 1980 to 1993, a leading library subscription agency. Prior to joining Faxon, Dr. Rowe was an Associate Dean of the Harvard Graduate School of Education, Director of Harvard's interfaculty Doctoral Program in Clinical Psychology and Public Practice, and Director of the Cambridge office of the American Institutes for Research. Dr. Rowe serves on the boards of Rowe Communications, Inc.., the MIT Press, the Massachusetts Business Alliance for Education and Educators for Social Responsibility and Instatrac, Inc.. He also served for five years as a member of the Massachusetts State Board of Education where he chaired the Education Reform task force. Dr. Rowe has a Ph.D. in clinical psychology from Columbia University.
Continuing Class II Directors—Terms to Expire in 2005
Mark A. Segale (43)	1998
		Mr. Segale has served as a Director of N2H2 since December 1998. Mr. Segale has served as Vice President of MAS Resources, Inc., since 1984 and as Vice President of Segale Business Park since 1999, and as President of Seattle Tractor Parts and Equipment, Inc. from 1979 to the present. Mr. Segale has a B.A. in business administration from Seattle University.

Howard Philip Welt (47)	2001
Mr. Welt has served as a director of N2H2 since January 2001, and as President and Chief Executive Officer since May 2001. Mr. Welt presently serves as the Treasurer at Happy Medium School. In 1996 and 2001 Mr. Welt was a tutor, respectively, at Nathan Hale High School and Ballard High School in Seattle, Washington. From 1998 to 2000, Mr. Welt was the Project Lead for the Rogers and Sacagawea Elementary Schools in Seattle Washington, acting as the liaison between the Social Venture Partners foundation and the two public schools for a four year grant to train staff in math education techniques. Mr. Welt has served in various capacities as a member of Social Venture Partners, a Seattle-based foundation focused on educational giving. From 1985 through 1989 Mr. Welt was the Product Manager and Group Product Manager for Microsoft Excel. He subsequently served as General Manager of Microsoft Mexico and Director of Latin America South before becoming, between 1995 to 1996, the Director of Worldwide Sales for Softimage, a subsidiary of Microsoft Corporation. Mr. Welt has an M.B.A from Stanford University and a B.A. from Yale University.

ADDITIONAL INFORMATION

Executive officers of the Company who are not directors.

        J. Paul Quinn joined N2H2 as its' Vice President, Chief Financial Officer, Secretary and Treasurer in November 2000. Prior to joining N2H2, Mr. Quinn was Senior Vice President of Finance and Administration for The Closeout Company, a $15 million startup retail chain headquartered in Seattle, Washington. From 1993 to 1999, Mr. Quinn was the Vice President and Controller at Fleming Companies. Mr. Quinn has an M.B.A. from Arizona State University and a B.S. in Finance from Santa Clara University.

        Officers serve at the discretion of the Board of Directors.

Committees of the Board of Directors and Meetings

        The Board of Directors maintains an Audit Committee and a Compensation Committee. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the 2002 fiscal year, there were eight meetings of the Board of Directors, five meetings of the Audit Committee, and two meetings of the Compensation Committee. Each director attended at least seventy-five percent (75%) of those meetings.

        Current members of the Audit Committee are Dr. Rowe, Mr. Segale, and Ms. Trudeau. The Audit Committee operates under a written charter adopted by the Board of Directors. The current Audit Committee charter is attached as Appendix A of this proxy statement. The Board intends to consider changes to the current charter after analyzing the final SEC rules, passed pursuant to the Sarbanes-Oxley Act of 2002, relating to auditor independence and the role of an audit committee in selecting and managing a registrant's independent auditors. These rules are currently in proposed form and are expected to be finalized on or about January 26, 2003. The Audit Committee is responsible for hiring the Company's independent auditors, subject to approval by the full board of directors, reviewing the annual audit plan and authorizing the fees for audit and audit-related services, reviewing audit results and annual and interim financial statements, evaluating the independence of the Company's auditors, and overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls.

        Current members of the Compensation Committee are Messrs. Lennon and Segale. The Compensation Committee is responsible for taking any and all actions that may be taken by the Board with respect to executive compensation, including the determination of all compensation and benefits of executive officers; determining the annual salary, bonus, stock option grants, expense accounts, perquisites and other direct or indirect benefits of executive officers; making grants of stock options and other awards to executive officers under the Company's stock option plan and other incentive programs, if and as it deems advisable; developing and making recommendations regarding the Company's general compensation and incentive programs, policies and practices, subject to Board approval; making recommendations regarding the compensation of members of the Board; administering the Company's stock option plan and other stock- or cash-based compensation and incentive programs; assisting the Company in appropriate planning for management succession and advancement; and reviewing and making recommendations regarding such other compensation matters as are deemed appropriate by the Company's chief executive officer, the Board or the Compensation Committee.

Director Compensation

        The Company currently pays $1,000 per Board meeting attended in person, $500 per Board meeting attended telephonically, $500 per committee meeting attended in person and $250 for committee meeting attended telephonically to each director who is not an officer or employee of the Company. All directors who are not officers or employees of the Company are entitled to reimbursement for reasonable expenses incurred in traveling to and from Board and committee meetings. Pursuant to the 1999 Amended Non-employee Director Stock Option Plan, directors who are not officers of the Company receive annual option grants to purchase 10,000 shares of common stock at the fair market value of the common stock on the date of the grant. New non-employee Board members receive an initial option grant to purchase 20,000 shares of common stock at the fair market value of the common stock on the date of grant.

PROPOSAL NO. 2: RATIFICATION OF
APPOINTMENT OF AUDITORS

        The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year ending September 30, 2003. PricewaterhouseCoopers has audited the accounts of the Company since fiscal year 1996. Representatives of PricewaterhouseCoopers are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. In the event shareholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

        The Board of Directors recommends a vote FOR ratification of PricewaterhouseCoopers as auditors for the Company.

Independent Auditors

        PricewaterhouseCoopers served as our independent auditors for the fiscal year ended September 30, 2002. During this fiscal year, the aggregate fees billed by PricewaterhouseCoopers were as follows:

  •
  Audit Fees.  The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended September 30, 2002 and the review of the consolidated financial statements included in Forms 10-Q for that fiscal year were approximately $135,000;

  •
  Financial Information Systems Design and Implementation Fees.  PricewaterhouseCoopers did not provide any professional services for design or implementation of financial information systems for the fiscal year ended September 30, 2002;

  •
  Tax Fees.  The aggregate fees for tax related services billed by PricewaterhouseCoopers for services during the fiscal year ended September 30, 2002 totaled approximately $25,500; and

  •
  All Other Fees.  The aggregate fees billed by PricewaterhouseCoopers for services other than those described above during the fiscal year ended September 30, 2002 totaled approximately $14,700. Of these fees, approximately $8,000 were audit-related and approximately $6,700 were nonaudit-related; these fees were primarily for review of registration statements on Form S-8 and tax strategy consulting services.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of January 10, certain information regarding the beneficial ownership of:

  •
  each person known by us to own beneficially 5% or more of our outstanding voting securities, based on publicly available information;

  •
  each of our officers for whom information is provided under "Executive Compensation" in this proxy statement;

  •
  each of our directors and nominees for director; and

  •
  all of our directors and executive officers as a group.

        On January 10, 2003, we had 22,104,776 shares of common stock outstanding. To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned as of that date. Shares of common stock subject to options exercisable currently or within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner**	Number of Shares Beneficially Owned	Percentage
Peter H. Nickerson(1)	5,066,091	22.92%
Hollis R. Hill(2)	3,636,091	16.45%
Howard Philip Welt(3)	1,800,417	8.14%
Mark A. Segale(4)	1,726,721	7.81%
Farzeen Mohazzabfar(5)	182,519	*
J. Paul Quinn(6)	67,466	*
Michael T. Lennon(7)	30,000	*
Richard R. Rowe(8)	23,750	*
Dawn Trudeau(9)	20,000	*
Frank Fulton(10)	8,333	*
All executive officers and directors as a group (10 persons)	8,936,964	40.43%

*
less than 1% of the outstanding shares of common stock

The address for Mr. Nickerson, Ms. Hill and Mr. Segale is c/o N2H2, 900 4th Avenue Suite 3600 Seattle, WA 98164.

(1)
Includes 3,616,091 shares of common stock held jointly with his wife, Hollis Hill, who is a director of the Company, 1,400,000 shares of common stock held by him as custodian under the Uniform Transfers to Minors Act for the benefit of Ms. Hill's and Mr. Nickerson's children, and 30,000 shares for which he exercises sole voting power, as an N2H2 Board member, under an irrevocable proxy granted by Jennifer Perenchio and 20,000 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003.

(2)
Includes 3,616,091 shares of common stock held by Ms. Hill jointly with her husband, Peter Nickerson, who is the Chairman of the Company's board of directors, and 20,000 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003. Excludes 1,400,000 shares of common stock held by her husband as custodian under the Uniform Transfers to Minors Act for the benefit of Ms. Hill and Mr. Nickerson's children and 20,000 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003 by her husband, Mr. Nickerson.

(3)
Includes 1,770,417 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003.

(4)
Includes 1,706,721 shares of common stock owned directly by Mr. Segal and Keri D. Segale as community property. Also includes 20,000 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003.

(5)
Includes 182,519 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003.

(6)
Includes 60,000 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003.

(7)
Includes 30,000 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003.

(8)
Includes 23,750 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003.

(9)
Includes 20,000 shares of common stock issuable pursuant to options exercisable currently or within 60 days of January 10, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company believes that each of the transactions described below was carried out on terms that were no less favorable to it than those that would have been obtained from unaffiliated third parties. Any future transactions between N2H2 and any of its directors, officers or principal shareholders will be designed to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the board of directors.

Employee Agreements

        The Company has an employment agreement with its President and Chief Executive Officer, Howard Philip Welt, an employment agreement with its Vice President of Product Development, Farzeen Mohazzabfar, and a Letter of Employment and a Change of Control Agreement with its Chief Financial Officer, J. Paul Quinn.

        Mr. Welt's agreement has a term of one year beginning May 18, 2002. Pursuant to the employment agreement, Mr. Welt does not receive any salary for his service as President and Chief Executive Officer. In connection with the execution of his employment agreement, the board of directors granted Mr. Welt an option to purchase 1,400,000 shares of the Company's common stock; this option vests monthly at a rate of 8.33% and will become fully vested in May 2003. If a change in control of the Company occurs, the vesting of Mr. Welt's option would be fully accelerated so that 100% of the unvested options would vest immediately. In addition, under the Employment Agreement, if Mr. Welt is terminated within 90 days after a change in control, the Company is required to pay him a cash severance payment of $250,000 over twelve months.

        Mr. Mohazzabfar's employment agreement had an initial term of two years that ended on November 5, 2001, and renews automatically unless terminated by one of the parties. Under the agreement, the Company is required to increase Mr. Mohazzabfar's base salary on October 1 of each year by 10% if the Company achieves a 100% increase in gross revenue for the immediately preceding fiscal year. The agreement also provides that if Mr. Mohazzabfar is terminated without cause, quits for good reason or voluntarily terminates his employment within 30 days after a change in control of the Company (each as defined in the employment agreement), the Company is required to continue to pay his base salary and any applicable bonus for a period of twelve months. In addition, if Mr. Mohazzabfar voluntarily terminates his employment within 30 days after a change in control of the Company, or is terminated without cause in connection with a change in control, all of his unvested options will immediately become vested. If Mr. Mohazzabfar is terminated without cause, but such termination is not in connection with a change in control of the Company, all of his unvested options as of the termination date that would have vested during the twelve-month period following his termination date will immediately become vested.

        In connection with the execution of Mr. Quinn's Employment Letter and his commencement of employment with the Company, the board of directors granted Mr. Quinn an option to purchase 100,000 shares of the Company's common stock with a four-year vesting period. Mr. Quinn's Employment Letter provides that, if there is a change in control of the Company, the vesting of his option would be fully accelerated so that 100% of the unvested options would vest immediately upon the change in control. Pursuant to his Change of Control Agreement, if Mr. Quinn is terminated within twelve months after a change in control, the Company is required to pay him a cash severance payment equal to nine months of his base salary. The Company may terminate this agreement with 1 year's notice.

COMPENSATION OF EXECUTIVE OFFICERS IN THE
YEAR ENDED SEPTEMBER 30, 2002

Summary Compensation Table

        The following table sets forth certain information concerning compensation earned by the Company's President and Chief Executive Officer, the other executive officers of the Company whose salary and bonus for the fiscal year ended September 30, 2002 exceeded $100,000 and two additional individuals for whom disclosure would have been required but for the fact that the individual no longer served as an executive officer of the Company at the end of the fiscal year (the "Named Executive Officers"). Transactions between the Company and its executive officers are described above in the section entitled "Certain Relationships and Related Transactions."

Long-Term Compensation Awards Securities Underlying Option Grants
Annual Compensation
Name and Principal Position	Fiscal Year						All Other Compensation(5)
		Salary		Bonus
Howard Philip Welt(1) President and Chief Executive Officer	2002 2001 2000	$ $	0 0 —	$ $	0 0 —	1,400,000 603,750 —	$ $	0 0 —
J. Paul Quinn(2) Vice President—Chief Financial Officer	2002 2001 2000	$ $	137,500 130,389 —	$ $	0 0 —	60,000 100,000 —	$ $	6,155 0 —
Farzeen Mohazzabfar(3) Vice President—Product Development	2002 2001 2000	$ $ $	159,500 157,083 131,337	$ $ $	95,700 97,231 94,375	120,150 230,000 160,150	$ $ $	6,155 4,660 0
Frank Fulton(4) Vice President—Chief Operating Officer	2002 2001 2000	$ $	156,735 145,197 —	$ $	0 0 —	82,571 79,029 —	$ $	81,155 0 —

(1)
Mr. Welt commenced employment with the Company on May 18, 2001.

(2)
Mr. Quinn commenced employment with the Company on November 20, 2000. His compensation for that year represents a partial year of service.

(3)
Mr. Fulton served as the Company's Vice President and Chief Operating Officer until September 2002.

(4)
Mr. Mohazzabfar was an executive officer of the Company until September 2002.

(5)
All Other Compensation consists of severance and dependent medical and dental insurance payments.

Option Grants in the 2002 Fiscal Year

        During fiscal 2002, we granted options to purchase a total of 2,990,132 shares of our common stock to our employees, including the Named Executive Officers. No stock appreciation awards were granted during fiscal 2002.

        The following table sets forth certain information concerning option grants during the 2002 fiscal year to the Named Executive Officers. In accordance with SEC rules, potential realizable values for the following table are:

  •
  net of exercise price before taxes;

  •
  based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the term; and

  •
  based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

        These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price Per Share(5)	Expiration Date
					5%	10%
Howard Philip Welt(1)	1,400,000	46.82%	$0.145	5/18/2012	$330,666	$526,530
J. Paul Quinn(2)	60,000	2.01%	$0.20	8/12/2012	$19,559	$31,141
A. Farzeen Mohazzabfar(3)	60,150	2.01%	$0.33	6/3/2012	$32,345	$51,500
	60,000	2.01%	$0.20	8/12/2012	$19,559	$31,141
Frank Fulton(4)	22,571	0.75%	$0.33	6/3/2012	$12,145	$19,335
	60,000	2.01%	$0.20	8/12/2012	$19,559	$31,141

(1)
Mr. Welt's stock options vest at a rate of 116,666 shares per month. Vesting is accelerated upon certain changes in control of the Company.

(2)
Mr. Quinn's stock options vest quarterly over three years. Vesting is accelerated upon certain changes in control of the Company.

(3)
Mr. Mohazzabfar's 60,150 option grant vests quarterly over two years. His 60,000 option grant vests in equal quarterly installments over three years.

(4)
Mr. Fulton's 22,571 option grant vests quarterly over two years. His 60,000 option grant vests quarterly over three years. Vesting is accelerated upon certain changes in control of the Company. All of Mr. Fulton's options terminated according to their terms on November 29, 2002, which was 90 days after the date on which his employment with the Company terminated.

(5)
The exercise price for these stock options equals the fair market value of the common stock on the date of grant.

Aggregated Option Exercises in Fiscal Year Ended September 30, 2002 and Fiscal Year End Option Values

        None of the Named Executive Officers exercised any options during the fiscal year ended September 30, 2002. The following table contains information concerning the options held by the Named Executive Officers and the value of those options as of September 30, 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End(a)
	Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Howard Philip Welt	0	$0	1,070,416	933,334	$67,667	$135,333
J. Paul Quinn	0	$0	29,999	130,001	0	0
Farzeen Mohazzabfar	0	$0	127,517	222,633	0	0
Frank Fulton	0	$0	59,002	0	0	0

(a)
Dollar value is based on the price of $0.18 per share of the Company's common stock on September 30, 2002 minus the option exercise price.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information regarding our existing compensation plans and individual compensation arrangements pursuant to which our equity securities may be issued to employees, directors, consultants, advisors or other persons, in exchange for consideration in the form of services:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(a)(#)		Weighted average exercise price of outstanding options, warrants and rights(b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)(#)
Equity compensation plans approved by security holders	3,795,198	(1)	$1.50	2,355,204
Equity compensation plans not approved by security holders	1,939,283	(2)	$3.04	10,000

Total	5,734,481		$2.02	2,365,204

(1)
Issuable under our 1997 Stock Option Plan, 1999 Stock Option Plan, 1999/2000 Transition Plan, 2000 Stock Option Plan, and Non-employee Director Stock Option Plan.

(2)
Issuable under our 2002 Stock Award Plan, various individual stock option and employment agreements, or stock purchase warrants as described in Notes 13 and 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for establishing and administering the Company's policies that govern compensation and benefit practices for the Company's employees. The Committee also evaluates the performance of the executive officers for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits. The Compensation Committee is comprised of two non-employee directors. The current members of the Compensation Committee are Mark A. Segale and Michael Lennon. The Compensation Committee held two meetings during fiscal 2002.

Compensation Goals

        The Company's philosophy regarding executive compensation is to attract and retain highly qualified employees and executives by paying competitive salaries, and to link the financial interests of senior management to those of the Company's shareholders by also tying compensation to the achievement of operational and financial objectives. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary and equity-based incentives in the form of stock options which are granted periodically at the discretion of the Committee.

Base Salaries

        Base salaries for all executive officers are reviewed annually. The Committee reviews the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer reviews the compensation of the other executive officers. The Committee also consults with the President and Chief Executive Officer with respect to the compensation package for all other executive officers. In evaluating salaries, each officer's individual performance during the prior year, as well as salary levels in the high-tech industry for comparable positions, are considered. In determining how each officer contributes to the Company, current corporate performance, as well as the potential for future performance gains, are considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.

Equity-Based Incentives

        The Company provides its executive officers, with long-term incentives through its 1997 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Long-Term Service Stock Award Plan, and, in some cases, individual stock option letter agreements. The primary objective of these plans is to provide an incentive for employees to make decisions and take actions that maximize long-term shareholder value. The plans are designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plans, the Committee determines the terms and conditions of options granted under the plans, including the exercise price. Options are typically granted at the then-current market price. For various motivation and retention considerations, option awards granted subsequent to the Company's initial public offering in July 1999 vest generally from two to four years in either quarterly or equal annual installments beginning from the first date of employment up to one year from date of grant. The Committee believes that stock options provide an incentive for employees, allowing the Company to attract and retain high quality management and staff.

Compensation of the President and Chief Executive Officer

        In assembling the President and Chief Executive Officer's compensation package, the Committee considers the annual and long-term performance of the Company, the performance of the President and Chief Executive Officer, and the cash resources and needs of the Company. Although the Committee's overall goal is to set the President and Chief Executive Officer's salary at the median base for competitors that are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee's subjective evaluation of the foregoing. Consistent with the foregoing, the Compensation Committee set the compensation of the President and Chief Executive Officer to be paid in stock options rather than cash. During fiscal 2002, Howard Philip Welt, the Company's President and Chief Executive Officer was granted stock options to purchase 1,400,000 shares of the Company's common stock and received no cash compensation for his service as President and Chief Executive Officer.

                      COMPENSATION COMMITTEE
                      Mark A. Segale
                      Michael Lennon

REPORT OF THE AUDIT COMMITTEE

        The Board of Directors has a standing Audit Committee, which provides for direct contact between the Company's independent accountants and the Board. The Audit Committee operates under a written charter. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, supervising the finance function of the Company (which will include, among other matters, the Company's investment activities), reviewing the Company's internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee held five meetings during fiscal 2002. The current members of the Audit Committee are Mark A. Segale, Richard R. Rowe, and Dawn Trudeau, who was appointed on August 2, 2002. Each member of the Audit Committee is an "independent director," as defined by the Rules of the National Association of Securities Dealers, Inc.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2002 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the 2002 fiscal year.

                      AUDIT COMMITTEE
                      Mark A. Segale
                      Richard R. Rowe
                      Dawn Trudeau

January 28, 2003

STOCK PRICE PERFORMANCE

        The following graph shows a comparison of cumulative total shareholder return on the Company's common stock, the Nasdaq Stock Market—U.S. Index, and the Nasdaq Computer and Data Processing Index. The graph shows the value of $100 invested on July 29, 1999, the date of the Company's initial public offering, in our common stock, the Nasdaq U.S. Index and the Nasdaq Computer and Data Processing Index.

COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
AMONG N2H2, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*
$100 INVESTED ON 7/29/99 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Based solely on a review of copies of reports filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the related regulations, the Company believes that during fiscal year 2002 all filing requirements applicable to its directors, executive directors and 10 percent shareholders were satisfied, except Peter H. Nickerson filed a late Form 4 on August 20, 2002 for transactions that took place on July 1, 2002, July 12, 2002, July 15, 2002, July 16, 2002, July 18, 2002,

July 19, 2002, July 22, 2002, July 23, 2002 and July 24, 2002, and Hollis Hill filed an amendment to her 2002 Form 5 on December 5, 2002.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Under the SEC's proxy rules, shareholder proposals that meet certain conditions may be included in the Company's proxy statement and form of proxy for a particular annual meeting. To be considered for inclusion in the Company's proxy materials mailed to the Company's shareholders for the 2004 annual meeting, notice of any such proposals must be received by the Company at its executive offices at 900 Fourth Avenue, Suite 3600, Seattle, Washington 98164, to the attention of the Secretary, on or before September 30, 2003. Shareholders that intend to submit business that will not be included in the proxy statement and the form of proxy must give notice of the proposal to the Company no fewer than 90 or more than 120 days prior to the one-year anniversary of the prior year's annual meeting. Receipt by the Company of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the Company's proxy materials or its presentation at the 2004 annual meeting because there are other requirements in the proxy rules.

OTHER MATTERS

        As of the date of this proxy statement, the board does not intend to present, and has not been informed that any other person intends to present, any other business for action at the annual meeting. If any other business requiring a vote of the shareholders should come before the annual meeting, the persons designated as your proxies will act in accordance with their best judgment.

Appendix A
Charter of the Audit Committee of the Board of Directors
revised: April 23, 2002

Purpose

        The purpose of the Audit Committee established by this charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audit processes of N2H2, Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

Membership

        The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

        Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, cash flow statement, and accompanying footnotes and related disclosures or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Meetings

        The Audit Committee will meet with the Chief Executive Officer and the Chief Financial Officer of the Company periodically to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

Responsibilities

        The responsibilities of the Audit Committee shall include:

  1.
  Nominating the independent auditors for annual approval by the Board and ratification by the shareholders;

  2.
  Reviewing the plan for the audit and related services at least annually;

  3.
  Reviewing audit results and annual and interim financial statements;

  4.
  Reviewing a written statement from the Company's auditors delineating all relationships between the auditor and the Company;

  5.
  Actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

  6.
  Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  7.
  Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

  8.
  Overseeing the effectiveness of the internal audit function, when and if established;

  9.
  Overseeing the Company's compliance with the Foreign Corrupt Practices Act;

  10.
  Overseeing the Company's compliance with Securities and Exchange Commission (the "SEC") requirements for disclosure of auditor's services and Audit Committee members and activities; and

  11.
  Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

    Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's shareholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

Reports

        The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Shareholders.

Charter Review

        The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Shareholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the SEC, this charter (as then constituted) shall be publicly filed.

PROXY

N2H2, INC.
900 4th Avenue, Suite 3600
Seattle, WA 98164

This Proxy is solicited on Behalf of the Board of Directors of N2H2, Inc.

The undersigned hereby appoints Mellon Proxy Solicitation Services, as Proxies, with the power to appoint as substitute, and hereby authorizes to represent and to vote as designated on reverse, all the shares of common stock of N2H2, Inc. held of record by the undersigned on January 10, 2003, at the Annual Meeting of Shareholders to be held on March 13, 2003 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

/*\ Detach here from proxy voting card. /*\

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes as indicated in this example	☒
		FOR all nominees listed below (except as named to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.			FOR	AGAINST	ABSTAIN
1.	To elect Peter H. Nickerson, Ph.D. and Dawn Trudeau, as Class III directors, to hold office until the 2006 annual meeting of shareholders and until respective successors have been elected and qualified.	☐	☐	2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company auditors.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.	☐	☐	☐
(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nomineee's name listed below).
01 Peter H. Nickerson, Ph.D. 02 Dawn Trudeau
							YES	NO
					Do You Plan to Attend the Meeting?		☐	☐
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF 2 CLASS III DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITOR AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 3.
Please mark, sign, date and return the proxy card promptly using the enclosed envelope
Signature	Signature	Date

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

/*\ Detach here from proxy voting card. /*\

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on Thursday, March 13, 2003
N2H2, INC. PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
ADDITIONAL INFORMATION
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS IN THE YEAR ENDED SEPTEMBER 30, 2002
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE
COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN* AMONG N2H2, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS
Appendix A Charter of the Audit Committee of the Board of Directors revised: April 23, 2002